Exhibit 4.1

                                    C2, Inc.

   BP

              INCORPORATED UNDER THE LAWS OF THE STATE OF WISCONSIN

   SEE REVERSE SIDE FOR                                   CUSIP 126948 10 8

                                    C2, Inc.
          AUTHORIZED COMMON SHARES OF 50,000,000   PAR VALUE $0.01 EACH

   This is to certify that


                                    SPECIMEN

   is the owner of

             FULLY PAID AND NON-ASSESSABLE COMMON SHARES OF C2, INC. transferable on the books of the Corporation in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

        In Witness Whereof the Corporation has caused this Certificate to be signed by its duly authorized officers and sealed with the Seal of the Corporation.

   Dated

                                 Incorporated
        /s/ David E. Beckwith        SEAL          /s/ William T. Donovan
             SECRETARY            Wisconsin              CHAIRMAN